UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2017

NewLink Genetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35342	42-1491350
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2503 South Loop Drive Ames, IA		50010
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (515) 296-5555

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Section 2 - Financial Information

Item 2.02.              Results of Operations and Financial Condition.

On July 28, 2017, NewLink Genetics Corporation, a Delaware corporation (the “Company”), issued a press release providing an operational update and reporting financial results for the second quarter ended June 30, 2017 ("Press Release"). A copy of the Press Release and the Second Quarter Financial Results Presentation are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

The information in this Current Report, including Exhibits 99.1 and 99.2 attached hereto is furnished under Item 2.02 of this report and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Section 5 - Corporate Governance and Management

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2017, NewLink Genetics Corporation, a Delaware corporation, or the Company, announced that Nicholas Vahanian, M.D., President and Chief Medical Officer and a Director of the Company, will be on a temporary medical leave of absence, effective immediately. During his absence, other members of the management team will assume his duties.

(e) Amendment of Executive Employment Agreements
On July 26, 2017, in connection with a voluntary reduction in base salary, the Company entered into amendments to the employment agreement (the "Amendments") with each of Dr. Charles J. Link, Jr., Dr. Nicholas N. Vahanian, John B. Henneman and Brian Wiley that amend and restate certain terms of the current employment agreements between the Company and such named executive officers.

The material terms of the Amendments include: (i) a 10% percent reduction in annual base salary effective the next regular payroll cycle. Upon any covered termination under the terms of the employment agreements as amended, the 2017 Base Salary or the executive's then effective base salary under the agreement, whichever is greater, shall be used for purposes of calculating executive's severance.

The foregoing description of the Agreements is qualified in its entirety by reference to the Amendments, which NewLink intends to file as exhibits to its Quarterly Report on Form 10-Q for the current quarter.

Section 8 - Other Events

Item 8.01.    Other Events.

On July 28, 2017, the Company also announced that it has implemented a significant restructuring program. The objective of the restructuring is to focus the company's resources on the development of indoximod and NLG802.

The restructuring is in process and includes the elimination of most spending for programs outside of indoximod and approximately a 50 percent reduction in headcount to approximately 70.

Section 9 - Financial Statements and Exhibits

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
99.1	Press Release, dated July 28, 2017, entitled “NewLink Genetics Corporation Reports Second Quarter 2017 Financial Results and Updates Indoximod Program”
99.2	Second Quarter 2017 Financial Results Presentation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:    July 28, 2017

NewLink Genetics Corporation

By:	/s/ John B. Henneman III
John B. Henneman III
Its:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release, dated July 28, 2017, entitled “NewLink Genetics Corporation Reports Second Quarter 2017 Financial Results and Updates Indoximod Program”
99.2	Second Quarter 2017 Financial Results Presentation